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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement (File No. 333-90137), Post-Effective Amendment No. 4 to the Registration Statement (File No. 333-33883), and Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-64943) on Forms S-3/A or S-3 of our report dated February 15, 1999 relating to the financial statements, which appears in Cubist Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

    Boston, Massachusetts
    November 15, 1999